                                                                      EXHIBIT 21
                        SUBSIDIARIES OF THE REGISTRANT*

                                                                                                     JURISDICTION
                                                                                                          OF
                                                                                                     INCORPORATION
Constellation Holdings, Inc. .....................................................................     Maryland
BNG, Inc. ........................................................................................     Delaware
Safe Harbor Water Power Corporation...............................................................   Pennsylvania
BGE Home Products & Services, Inc.................................................................     Maryland

*The names of certain directly owned subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.